UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2024

GLOBAL ACQUISITIONS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-24970	88-0203976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6730 South Las Vegas Blvd. Las Vegas, NV	89119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 317-7302

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AASP	OTC Pink Marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [ ]

Item 1.01        Entry into a Material Definitive Agreement.

The disclosure contained in Item 3.02 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

Item 3.02        Unregistered Sales of Equity Securities.

On July 3, 2024, Global Acquisitions Corporation., a Nevada corporation (the “Company”), entered into a share purchase agreement (the “Purchase Agreement” and each, an “Purchase Agreement”) with All American Golf Center, Inc. (the “Creditor”), pursuant to which the Creditor has agreed to sell (the “Sale”) shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) in exchange for the Creditor’s release of obligations of the Company to repay expenses in the aggregate amount of $593,670 (the “Payables”) for expenses of the Company previously paid by the Creditor.  Pursuant to the Purchase Agreement, the 1,495,390 shares of Common Stock to be issued by the Company to the Creditor upon consummation of the Exchange (the “Offered Shares”) was determined based upon an implied price per share of Common Stock, equal to $0.397.   The offer and sale of the Offered Shares is being made as a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the Sale is being effected solely between the Company and the Creditor, an existing significant stockholder of the Company that is owned and controlled by Ronald S. Boreta, President, Chief Executive Officer, Secretary, Treasurer and a director of the Company, and John Boreta, a director of the Company. Ronald S. Boreta is a director and 51% stockholder, and John Boreta is a director and 49% stockholder of Creditor.

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in Item 1.01 and Item 3.02.

Also on July 3, 2024, the Company issued warrants (the “Warrants”) to purchase Common Stock at an exercise price of $0.397 per share, (i) to James Askew (“Askew”), an individual, for an aggregate of 2,269,583 shares of Common Stock, and (ii) to Investments AKA, LLC (together with Askew, the “Warrant Holders”), a limited liability company indirectly controlled by Andre K. Agassi, for an aggregate of 705,417 shares of Common Stock.  The Warrants are exercisable as to one half of the shares of Common Stock immediately, and exercisable as to the remaining half of the shares of Common Stock in one year of the date of the Warrant. The Warrants were issued to the Warrant Holders in consideration of services and support previously performed and provided, and expected to be performed or provided, by the Warrant Holders in furtherance of the Company’s business objectives.  The Company entered into a Consulting Agreement, dated July 3, 2024, with Askew with respect to his services and the issuance of his Warrants.

The foregoing descriptions of the Warrants and the Consulting Agreement are only summaries and are qualified in its entirety by reference to the full text of the form of Warrant and the Consulting Agreement, which are filed as Exhibits 4.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference in Item 1.01 and Item 3.02.

Item 9.01.       Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
4.1*	Form of Warrant
10.1*	Purchase Agreement, dated as of July 3, 2024, by and between Global Acquisitions Corporation, and All-American Golf Center, Inc..
10.2*	Consulting Agreement, dated as of July 3, 2024, by and between Global Acquisitions Corporation and James Askew.
104*	Cover Page Interactive Data File

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Acquisitions Corporation

	By:	/s/ Ronald S. Boreta
Date: July 5, 2024	Name:	Ronald S. Boreta
	Title:	President, Chief Executive Officer, Secretary and Treasurer